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                                  SECURED NOTE
                     NEGOTIABLE PROMISSORY INSTALLMENT NOTE

$6,000,000.00                                                    Tulsa, Oklahoma
                                                              SEPTEMBER 12, 1996

     FOR VALUE RECEIVED, FLORIDA GAMING CORPORATION (the "Borrower") hereby promises to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Bank"), at the Bank's principal offices in Tulsa, Oklahoma, in lawful money of the United States of America, the principal sum of SIX MILLION and NO/100 DOLLARS ($6,000,000), together with interest thereon from the date hereof on the unpaid balance of principal from time to time outstanding, and on any past due interest, at the variable annual rate of interest hereinafter specified, due and payable as follows:

        (i) interest only on the last day of September 1996, October 1996, November 1996, December 1996, January 1997, and February 1997;

        (ii) principal amount of $83,333.33 plus interest on the last day of March 1997, April 1997, May 1997, June 1997, July 1997, and
               August 1997;

        (iii) principal amount of $166,666.66 plus interest on last day of September 1997 and thereafter on the last day of each month until August 31,1998; and,

        (iv) a final installment in the amount of all principal then outstanding plus interest on September 12, 1998 (the "Maturity Date").

     All payments shall be applied first to accrued but unpaid interest with the excess, if any, applied in reduction of the outstanding principal balance hereof.

     The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual rate of interest equal from day to day to the Applicable Prime Rate, as hereinafter defined. Any change in the Applicable Prime Rate shall be effective with respect to this Note as of the date upon which any change in such rate of interest shall occur. Interest shall be computed on the basis of a year of 360 days per year, but assessed for the actual number of days lapsed.

     For the purposes of this Note, "Applicable Prime Rate" shall mean the annual rate of interest announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its best or lowest rate. Should Chase cease to announce a prime or base rate, or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate or banking identity, then the Applicable Prime Rate shall be the Prime Rate published by the WALL STREET JOURNAL in its "Money Rates" column or a similar rate if such rate ceases to be published. Any change in the Applicable Prime Rate shall be effective as of the date of the change.

     After default in the payment of any amount of principal or interest owing hereunder within fifteen (15) days of the due date thereof (whether on maturity, acceleration or otherwise)


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or upon the occurrence of any Event of Default as described in the Pledge
Agreement between the Borrower and the Bank dated as of even date herewith ("Pledge Agreement"), the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal from day to day to the Applicable Prime Rate plus five (5%) percent, but in no event at a rate which is greater than the maximum rate which permitted by law. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

     This Note is made pursuant to and secured by the Pledge Agreement. Reference is hereby made to the Pledge Agreement, as well as any supplemental security agreements, for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interests carried forward or created thereby, and the rights of the Bank (or the holder of this Note) and the Borrower in respect thereof.

     Should the indebtedness represented by this Note be collected at law or in equity or in bankruptcy, receivership or other court proceedings or the Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys fees, court costs, and other collection expenses incurred by the holder hereof.

     The Borrower hereby waives presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agrees to any substitution or release of the security or collateral described in the Pledge Agreement and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

     Upon the occurrence of any default hereunder or pursuant to the Pledge Agreement, Bank shall have the right, immediately and without further action by it, to set off against this Note all money owed by Bank in any capacity to each or any maker or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of the maker to Bank all money owed by Bank in any capacity to the maker; and Bank shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

     This Note and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma.

                                   FLORIDA GAMING CORPORATION


                                   By   /s/ W. Bennett Collett
                                        ----------------------------
                                        W. Bennett Collett,
                                         its Chairman and CEO

DUE:   September 12, 1998                        "Borrower"


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